Skillz Outlook Outperforms Analysts’ Expectations for First Quarter 2021
and Sets Date for Earnings Call

Strong Player Growth Drives Record Revenue

SAN FRANCISCO – March 25, 2021 – Skillz Inc. (NYSE: SKLZ), the leading mobile games platform bringing fair competition to players worldwide, released its outlook for the first quarter ending March 31, 2021 today. The Company also announced that it will release its fiscal first quarter financial results on May 4, 2021 after the end of trading on the New York Stock Exchange.

Q1 2021 SKLZ Outlook

	Analyst Expectations (1)	Skillz Outlook
Revenue	$72.2 - $79.6 million	$80 million
Adj. EBITDA (2)	($21.8) - ($24.5) million	($37) million
MAU (3)	2.4 - 3.2 million	2.6 million
Paying MAU (4)	0.442 - 0.469 million	0.45 million

(1) Range of analyst expectations from publicly available research reports published by Canaccord Genuity, Stifel, Wedbush Securities, Wells Fargo Securities, and UBS Securities Investment Bank.

(2) Adjusted EBITDA is defined as net loss before interest, other non-operating expense or income, provision for income taxes, and depreciation and amortization, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities (including derivatives) associated with debt and equity transactions and impairment charges as they are not indicative of business operations. The Company does not provide a reconciliation of this forward-looking measure because it is an estimate and a reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP will be provided in connection with reporting Q1 financial results.

(3) “Monthly Active Users” or “MAUs” means the number of end-users who entered into a paid or free contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(4) “Paying Monthly Active Users” or “pMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

Skillz’s first quarter outlook exhibits strong momentum attributed to double-digit growth in payors, resulting from both an increase in new installs and rising conversion of existing players into payors.

Skillz will host a conference call and audio webcast on May 4, 2021 at 5:00pm Eastern Time, during which management will discuss the first quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by registering online for the Skillz webcast, at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and enter their passcode and ID, upon which they will enter the conference call.

Access to a live audio-webcast of the discussion in listen-only mode will be available through the “Investors” section of the Skillz website at www.skillz.com. A replay of the webcast will be archived on the Company’s website.

The foregoing outlook reflects preliminary estimates based on information available as of March 24, 2021 and is subject to change following completion of Skillz’s quarter-end review process.

About Skillz Inc.

Skillz is the leading mobile games platform that connects players in fair, fun, and meaningful competition. The Skillz platform helps developers build multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual esports tournaments for millions of mobile players worldwide, and distributes millions in prizes each month. Skillz has earned recognition as one of Fast Company’s Most Innovative Companies, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, and the #1 fastest-growing company in America on the Inc. 5000. www.skillz.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of Skillz to: realize the benefits expected from the business combination; effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers that develop and update all of the games hosted on Skillz’s platform; comply with laws and regulations applicable to its business; and as well as other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under

“Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts
Investors: ir@skillz.com
Media: skillz@methodcommunications.com
Source: Skillz Inc.